Exhibit 4.1

	SPECIMEN UNIT CERTIFICATE	NUMBER UNITS [FATPU]-_______
SEE REVERSE FOR CERTAIN DEFINITIONS	FAT PROJECTS ACQUISITION CORP

CUSIP [*]

UNITS CONSISTING OF ONE CLASS A ORDINARY SHARE AND ONE-HALF OF ONE WARRANT

THIS CERTIFIES THAT ______________________________________________________________________________________________

is the owner of _______________________________________________________________________________________________________ Units.

Each Unit (“Unit”) consists of one Class A ordinary share, with a par or nominal value of US $0.0001 per share (“Ordinary Shares”), of Fat Projects Acquisition Corp, a Cayman Islands exempted company (the “Company”), and one-half of one redeemable warrant (each whole warrant, a “Warrant”). Only whole Warrants are exercisable. Each redeemable Warrant entitles the holder thereof to purchase one Ordinary Share at a price of $11.50 per full share (subject to adjustment), upon the later to occur of (i) the Company’s completion of a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (each, a “Business Combination”) or (ii) one year from the closing of the Company’s initial public offering. The Ordinary Shares and Warrants comprising the Units represented by this certificate are not transferable separately prior to the fifty-second (52nd) day after the date of the prospectus relating to the Company’s initial public offering, unless EF Hutton, division of Benchmark Investments, LLC formerly known as Kingswood Capital Markets, division of Benchmark Investments, LLC (“Hutton”) determines that an earlier date is acceptable, but in no event will the Ordinary Shares and Warrants be traded separately until the Company files with the Securities and Exchange Commission (the “SEC”) a current report on Form 8-K which includes an audited balance sheet reflecting the receipt by the Company of the gross proceeds from its initial public offering including the proceeds received by the Company from the exercise of the over-allotment option thereto, if the over-allotment option is exercised. If the over-allotment option is exercised after the date of the prospectus, we will file an amendment to the Form 8-K or a new Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in the Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if the underwriters has allowed separate trading of the Ordinary Shares and Warrants prior to the 52nd day after the date of the prospectus.

The terms of the Warrants are governed by a Warrant Agreement, dated as of                       , 2021, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of Continental Stock Transfer & Trust Company at 1 State Street, 30th Floor, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

This certificate shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

Witness the facsimile signature of its duly authorized officers.

By

         __________________________________________                                     ________

         President

Fat Projects Acquisition Corp

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UNIF GIFT MIN
ACT - _____ Custodian ______
TEN ENT – as tenants by the entireties	(Cust) (Minor)
JT TEN – as joint tenants with right of survivorship	under Uniform Gifts to Minors
and not as tenants in common	Act ______________
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE(S)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE(S))

______________________________________________________________________________________________Units

represented by the within Certificate, and does hereby irrevocably constitute and appoint

___________________________________________________________________________________________________Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated ___________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,
PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds with respect to the underlying ordinary share from the trust fund only in the event of the Company’s liquidation upon failure to consummate a business combination or if the holder seeks to convert his or her respective share underlying the unit upon consummation of such business combination or in connection with certain amendments to the Company’s amended and restated memorandum and articles of association. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.